Global Payments Reports First Quarter 2021 Results

May 4, 2021

Returns to Growth in the First Quarter of 2021
Raises 2021 Targets
Reaches Agreement to Acquire Leading Real Estate Technology Provider Zego
Expands European Presence with Agreement to Purchase Wordline’s PAYONE Austrian Acquiring Business

ATLANTA -- Global Payments Inc. (NYSE: GPN) today announced results for the first quarter ended March 31, 2021.

“We returned to growth in the first quarter and delivered the fastest rate of sequential expansion across our markets since the end of 2019," said Jeff Sloan, Chief Executive Officer of Global Payments. "And our performance improved substantially as the quarter progressed with growth in each of our three segments in March. We also continued to deliver on our strategic priorities with today's announcements of our agreements to acquire Zego, a leading property technology company with a comprehensive resident management software and payments platform, and Worldline’s PAYONE Austrian acquiring business.

“We have further widened our competitive moat. With Zego we underscore our distinctive focus on software driven solutions with an emphasis on commerce enablement. With Worldline’s PAYONE Austrian acquiring business, we deepen our presence in the most attractive markets worldwide.”

Sloan concluded, “By combining strategic investments in future growth with our entry into unique relationships with two of the world's largest technology companies, ongoing consistency in execution and our longstanding focus on returning capital efficiently to our shareholders, we are as optimistic today as we have been since prior to the pandemic. We exited the first quarter of 2021 in a better position than we entered it.”

First Quarter 2021 Summary
•GAAP revenues were $1.99 billion, compared to $1.90 billion in the first quarter of 2020; diluted earnings per share were $0.66 compared to $0.48 in the prior year; and operating margin was 13.8% compared to 12.8% in the prior year.
•Adjusted net revenues increased 5% to $1.81 billion, compared to $1.73 billion in the first quarter of 2020.
•Adjusted earnings per share increased 15% to $1.82, compared to $1.58 in the first quarter of 2020.
•Adjusted operating margin of 40.6% expanded 160 basis points.

2021 Outlook
“We are pleased with our financial performance in the first quarter, which demonstrated meaningful sequential momentum,” said Paul Todd, Senior Executive Vice President and Chief Financial Officer. “Consistent execution of our technology-enabled strategy resulted in adjusted net revenue growth, adjusted operating margin expansion and double-digit adjusted earnings per share growth during the quarter despite a difficult comparison given the late March onset of COVID-19 last year.

“While achieving these strong results, we have also made substantial progress with our integration activities and remain on track to realize our targeted synergies within three years from the close of the TSYS merger. Specifically, we continue to expect annual run rate revenue synergies to amount to at least $150 million and annual run rate expense synergies to amount to at least $400 million by September 2022.

“We are raising our expectations for full year 2021 adjusted net revenue to be in the range of $7.55 billion to $7.625 billion, reflecting growth of 12% to 13%, and we are increasing our adjusted earnings per share estimate to be in a range of $7.87 to $8.07, or growth of 23% to 26% over 2020.”

Todd concluded, “This outlook presumes we remain on a path toward recovery worldwide over the balance of the year and does not include any impact from the transactions we announced today. We expect the Zego and Worldline Austrian business acquisitions to close by the end of the second quarter and in the second half of 2021, respectively.”

Capital Allocation
Global Payments’ Board of Directors approved a dividend of $0.195 per share payable June 25, 2021 to shareholders of record as of June 11, 2021.

Conference Call
Global Payments’ management will host a live audio webcast today, May 4, 2021, at 8:00 a.m. EDST to discuss financial results and business highlights. All interested parties may access the audio webcast via the investor relations page of the company’s website at investors.globalpaymentsinc.com. A replay of the audio webcast will be archived on the company's website following the live event.

Non-GAAP Financial Measures
Global Payments supplements revenues, income, operating income, operating margin and earnings per share determined in accordance with GAAP by providing these measures with certain adjustments (such measures being non-GAAP financial measures) in this earnings release to assist with evaluating our performance. In addition to GAAP measures, management uses these non-GAAP financial measures to focus on the factors the company believes are pertinent to the daily management of our operations.

Reconciliations of the non-GAAP measures to the most directly comparable GAAP measure are included in the schedules to this release.

About Global Payments
Global Payments Inc. (NYSE: GPN) is a leading pure play payments technology company delivering innovative software and services to our customers globally. Our technologies, services and employee expertise enable us to provide a broad range of solutions that allow our customers to operate their businesses more efficiently across a variety of channels around the world.

Headquartered in Georgia with nearly 24,000 employees worldwide, Global Payments is a member of the S&P 500 with worldwide reach spanning over 100 countries throughout North America, Europe, Asia Pacific and Latin America. For more information, visit www.globalpayments.com and follow Global Payments on Twitter (@globalpayinc), LinkedIn and Facebook.

Forward-Looking Statements
Investors are cautioned that some of the statements we use in this report contain forward-looking statements and are made pursuant to the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which we operate, and beliefs of and assumptions made by our management, involve risks, uncertainties and assumptions that could significantly affect the financial condition, results of operations, business plans and the future performance of Global Payments. Actual events or results might differ materially from those expressed or forecasted in these forward-looking statements. Accordingly, we cannot guarantee that our plans and expectations will be achieved. Examples of forward-looking statements include, but are not limited to, statements we make regarding guidance and projected financial results for the year 2021; the effects of the COVID-19 pandemic on our business, including estimates of the effects of the pandemic on our revenues, financial operating results and liquidity; the effects of actions taken by us in response to the pandemic; the anticipated benefits of the merger with TSYS (the “Merger’), including the combined company’s plans, objectives, expectations and intentions; timing and completion of anticipated benefits of acquisitions or strategic initiatives; our success and timing in developing and introducing new services; and future financial and operating results. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained, and therefore actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

In addition to factors previously disclosed in Global Payments’ reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the effects and duration of global economic, political, market, health and social events or other conditions, including the effects and duration of the COVID-19 pandemic; regulatory measures or voluntary actions, including continued or prolonged social distancing, shelter-in-place orders, operating restrictions on nonessential businesses and similar measures imposed or undertaken in an effort to combat the spread of the COVID-19 pandemic; management’s assumptions and projections used in their estimates of the timing and severity of the effects of the COVID-19 pandemic on our future revenues, results of operations and liquidity; our ability to meet our liquidity needs in light of the effects of the COVID-19 pandemic; the outcome of any legal proceedings that may be instituted against the Company and our directors; difficulties, delays and higher than anticipated costs related to integrating the businesses of Global Payments and TSYS, including with respect to implementing systems to prevent a material security breach of any internal systems or to successfully manage credit and fraud risks in business units; failing to fully realize anticipated cost savings and other anticipated benefits of the Merger when expected or at all; business disruptions from the Merger integration that may harm our business, including current plans and operations; failing to comply with the applicable requirements of Visa, Mastercard or other payment networks or card schemes or changes in those requirements; the ability to maintain Visa and Mastercard registration and financial institution sponsorship; the ability to retain and hire key personnel; the diversion of management’s attention from ongoing business operations; the continued availability of capital and financing; the business, economic and political conditions in the markets in which we operate; increased competition in the markets in which we operate and our ability to increase our market share in existing markets and expand into new markets; our ability to safeguard our data; risks associated with our indebtedness, foreign currency exchange and interest rate risks; the effects of new or changes in current laws, regulations, credit card association rules or other industry standards, including privacy and cybersecurity laws and regulations; and events beyond our control, such as acts of terrorism, and other factors included in the “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, and in other documents that we file with the SEC, which are available at https://www.sec.gov. Any forward-looking statements speak only as of the date of this communication or as of the date they were made, and we undertake no obligation to update forward-looking statements, except as required by law.

Investor contact:	investor.relations@globalpay.com	Media contact:	media.relations@globalpay.com
	Winnie Smith		Emily Edmonds
	770-829-8478		770-829-8755

SCHEDULE 1
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended
	March 31,
	2021	2020	% Change

Revenues	$1,990,007	$1,903,598	4.5%

Operating expenses:
Cost of service	925,246	933,871	(0.9)%
Selling, general and administrative	789,502	725,748	8.8%
	1,714,748	1,659,619	3.3%

Operating income	275,259	243,979	12.8%

Interest and other income	4,234	2,506	69.0%
Interest and other expense	(83,141)	(92,644)	(10.3)%
	(78,907)	(90,138)	(12.5)%

Income before income taxes and equity in income of equity method investments	196,352	153,841	27.6%
Income tax expense	20,675	15,502	33.4%
Income before equity in income of equity method investments	175,677	138,339	27.0%
Equity in income of equity method investments, net of tax	22,733	12,269	85.3%
Net income	198,410	150,608	31.7%
Net income attributable to noncontrolling interests, net of income tax	(1,729)	(7,033)	(75.4)%
Net income attributable to Global Payments	$196,681	$143,575	37.0%

Earnings per share attributable to Global Payments:
Basic	$0.66	$0.48	37.5%
Diluted	$0.66	$0.48	37.5%

Weighted-average number of shares outstanding:
Basic	296,425	299,388
Diluted	297,671	300,838

SCHEDULE 2
NON-GAAP FINANCIAL MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended
	March 31,
	2021	2020	% Change

Adjusted net revenue	$1,812,218	$1,728,851	4.8%

Adjusted operating income	$735,115	$674,708	9.0%

Adjusted net income attributable to Global Payments	$541,363	$473,847	14.2%

Adjusted diluted earnings per share attributable to Global Payments	$1.82	$1.58	15.2%

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See Schedules 6 and 7 for a reconciliation of each non-GAAP financial measure to the most comparable GAAP measure and Schedule 8 for a discussion of non-GAAP financial measures.

SCHEDULE 3
SEGMENT INFORMATION (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Three Months Ended
	March 31, 2021		March 31, 2020		% Change
	GAAP	Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP

Revenues:
Merchant Solutions	$1,267,872	$1,149,820	$1,215,269	$1,101,344	4.3%	4.4%
Issuer Solutions	500,251	439,380	503,762	441,986	(0.7)%	(0.6)%
Business and Consumer Solutions	243,585	243,585	203,946	203,946	19.4%	19.4%
Intersegment Elimination	(21,701)	(20,567)	(19,379)	(18,425)	(12.0)%	(11.6)%
	$1,990,007	$1,812,218	$1,903,598	$1,728,851	4.5%	4.8%

Operating income:
Merchant Solutions	$339,989	$532,142	$304,153	$500,425	11.8%	6.3%
Issuer Solutions	68,455	189,788	59,304	174,678	15.4%	8.7%
Business and Consumer Solutions	61,923	80,862	31,112	52,486	99.0%	54.1%
Corporate	(195,108)	(67,677)	(150,590)	(52,881)	(29.6)%	(28.0)%
	$275,259	$735,115	$243,979	$674,708	12.8%	9.0%

See Schedules 6 and 7 for a reconciliation of adjusted net revenue and adjusted operating income by segment to the most comparable GAAP measures and Schedule 8 for a discussion of non-GAAP financial measures.

SCHEDULE 4
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except share data)

	March 31, 2021	December 31, 2020

ASSETS
Current assets:
Cash and cash equivalents	$2,082,414	$1,945,868
Accounts receivable, net	824,822	794,172
Settlement processing assets	1,397,002	1,230,853
Prepaid expenses and other current assets	574,592	621,467
Total current assets	4,878,830	4,592,360
Goodwill	23,853,850	23,871,451
Other intangible assets, net	11,698,884	12,015,883
Property and equipment, net	1,580,743	1,578,532
Deferred income taxes	8,120	7,627
Other noncurrent assets	2,237,301	2,135,692
Total assets	$44,257,728	$44,201,545

LIABILITIES AND EQUITY
Current liabilities:
Settlement lines of credit	$459,360	$358,698
Current portion of long-term debt	64,530	827,357
Accounts payable and accrued liabilities	2,096,637	2,061,384
Settlement processing obligations	1,495,638	1,301,652
Total current liabilities	4,116,165	4,549,091
Long-term debt	9,627,052	8,466,407
Deferred income taxes	2,895,401	2,948,390
Other noncurrent liabilities	776,919	750,613
Total liabilities	17,415,537	16,714,501
Commitments and contingencies
Equity:
Preferred stock, no par value; 5,000,000 shares authorized and none issued	—	—
Common stock, no par value; 400,000,000 shares authorized at March 31, 2021 and December 31, 2020; 295,157,603 issued and outstanding at March 31, 2021 and 298,332,459 issued and outstanding at December 31, 2020	—	—
Paid-in capital	24,403,323	24,963,769
Retained earnings	2,500,812	2,570,874
Accumulated other comprehensive loss	(212,373)	(202,273)
Total Global Payments shareholders’ equity	26,691,762	27,332,370
Noncontrolling interests	150,429	154,674
Total equity	26,842,191	27,487,044
Total liabilities and equity	$44,257,728	$44,201,545

SCHEDULE 5
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Three Months Ended
	March 31, 2021	March 31, 2020

Cash flows from operating activities:
Net income	$198,410	$150,608
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	96,372	83,573
Amortization of acquired intangibles	329,201	314,245
Amortization of capitalized contract costs	21,050	18,738
Share-based compensation expense	37,165	27,822
Provision for operating losses and credit losses	23,405	37,629
Noncash lease expense	27,066	25,924
Deferred income taxes	(56,390)	(47,957)
Equity in income of equity investments, net of tax	(22,733)	(12,269)
Other, net	(5,847)	512
Changes in operating assets and liabilities, net of the effects of business combinations:
Accounts receivable	(37,141)	47,624
Settlement processing assets and obligations, net	21,714	12,966
Prepaid expenses and other assets	(33,128)	(53,540)
Accounts payable and other liabilities	262	(169,301)
Net cash provided by operating activities	599,406	436,574
Cash flows from investing activities:
Business combinations and other acquisitions, net of cash acquired	(11,074)	(67,196)
Capital expenditures	(86,159)	(104,802)
Other, net	293	2,348
Net cash used in investing activities	(96,940)	(169,650)
Cash flows from financing activities:
Net borrowings from (repayments of) settlement lines of credit	108,488	(78,092)
Proceeds from long-term debt	1,987,005	607,000
Repayments of long-term debt	(1,575,435)	(110,978)
Payments of debt issuance costs	(6,819)	—
Repurchases of common stock	(802,955)	(421,162)
Proceeds from stock issued under share-based compensation plans	17,705	28,283
Common stock repurchased - share-based compensation plans	(39,437)	(44,253)
Dividends paid	(57,574)	(58,279)
Net cash used in financing activities	(369,022)	(77,481)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(21,141)	(67,655)
Increase in cash, cash equivalents and restricted cash	112,303	121,788
Cash, cash equivalents and restricted cash, beginning of the period	2,089,771	1,678,273
Cash, cash equivalents and restricted cash, end of the period	$2,202,074	$1,800,061

SCHEDULE 6
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended March 31, 2021
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP

Revenues	$1,990,007	$(177,789)	$—	$—	$1,812,218

Operating income	$275,259	$1,749	$458,107	$—	$735,115

Net income attributable to Global Payments	$196,681	$1,749	$450,935	$(108,002)	$541,363

Diluted earnings per share attributable to Global Payments	$0.66				$1.82

Diluted weighted average shares outstanding	297,671				297,671

	Three Months Ended March 31, 2020
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP

Revenues	$1,903,598	$(174,747)	$—	$—	$1,728,851

Operating income	$243,979	$2,899	$427,830	$—	$674,708

Net income attributable to Global Payments	$143,575	$2,899	$432,941	$(105,568)	$473,847

Diluted earnings per share attributable to Global Payments	$0.48				$1.58

Diluted weighted average shares outstanding	300,838				300,838

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(1)Represents adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. For the three months ended March 31, 2021 and March 31, 2020, includes $1.7 million and $2.9 million, respectively, to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses.

(2)For the three months ended March 31, 2021, earnings adjustments to operating income include $329.2 million in cost of services (COS) and $128.9 million in selling, general and administrative expenses (SG&A). Adjustments to COS represent amortization of acquired intangibles of $329.2 million. Adjustments to SG&A include share-based compensation expense of $37.2 million and acquisition and integration expenses of $91.7 million. Net income attributable to Global Payments also reflects the removal of $6.3 million of equity method investment earnings from our interest in a private equity investment fund.

For the three months ended March 31, 2020, earnings adjustments to operating income included $320.3 million in COS and $107.5 million in SG&A expenses. Adjustments to COS include $314.8 million of amortization of acquired intangibles and $5.5 million of other items. Adjustments to SG&A include $27.8 million of share-based compensation expense, $71.6 million of acquisition and integration expenses and $8.1 million of other items. Other items included in COS and SG&A include employee termination benefits and other incremental charges directly related to COVID-19. Net income attributable to Global Payments also reflects the removal of a $6.7 million loss associated with the partial sale of an ownership position in a strategic partner.

(3)Income taxes on adjustments reflect the tax effect of earnings adjustments to income before income taxes. The tax rate used in determining the tax impact of earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment.

See "Non-GAAP Financial Measures" discussion on Schedule 8.

SCHEDULE 7
RECONCILIATION OF SEGMENT NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Three months ended March 31, 2021
	GAAP	Net Revenue Adjustments (1)	Earnings Adjustments(2)	Non-GAAP

Revenues:
Merchant Solutions	$1,267,872	$(118,052)	$—	$1,149,820
Issuer Solutions	500,251	(60,871)	—	439,380
Business and Consumer Solutions	243,585	—	—	243,585
Intersegment Eliminations	(21,701)	1,134	—	(20,567)
	$1,990,007	$(177,789)	$—	$1,812,218

Operating income:
Merchant Solutions	$339,989	$294	$191,859	$532,142
Issuer Solutions	68,455	1,455	119,878	189,788
Business and Consumer Solutions	61,923	—	18,939	80,862
Corporate	(195,108)	—	127,431	(67,677)
	$275,259	$1,749	$458,107	$735,115

	Three months ended March 31, 2020
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Non-GAAP

Revenues:
Merchant Solutions	$1,215,269	$(113,925)	$—	$1,101,344
Issuer Solutions	503,762	(61,776)	—	441,986
Business and Consumer Solutions	203,946	—	—	203,946
Intersegment Eliminations	(19,379)	954	—	(18,425)
	$1,903,598	$(174,747)	$—	$1,728,851

Operating income:
Merchant Solutions	$304,153	$197	$196,075	$500,425
Issuer Solutions	59,304	2,702	112,672	174,678
Business and Consumer Solutions	31,112	—	21,374	52,486
Corporate	(150,590)	—	97,709	(52,881)
	$243,979	$2,899	$427,830	$674,708

(1)Represents adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. Also, for the three months ended March 31, 2021 and March 31, 2020, includes $1.7 million and $2.9 million, respectively, to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses.

(2)For the three months ended March 31, 2021, earnings adjustments to operating income include $329.2 million in COS and $128.9 million in SG&A. Adjustments to COS represent amortization of acquired intangibles of $329.2 million. Adjustments to SG&A include share-based compensation expense of $37.2 million and acquisition and integration expenses of $91.7 million.

For the three months ended March 31, 2020, earnings adjustments to operating income included $320.3 million in COS and $107.5 million in SG&A expenses. Adjustments to COS include $314.8 million of amortization of acquired intangibles and $5.5 million of other items. Adjustments to SG&A include $27.8 million of share-based compensation expense, $71.6 million of acquisition and integration expenses and $8.1 million of other items. Other items included in COS and SG&A include employee termination benefits and other incremental charges directly related to COVID-19.

See "Non-GAAP Financial Measures" discussion on Schedule 8.

SCHEDULE 8
OUTLOOK SUMMARY (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In billions, except per share data)

	2020	2021 Outlook	% Change
Revenues:
GAAP revenues	$7.424	$8.230 to $8.305	11% to 12%
Adjustments(1)	(0.676)	(0.680)
Adjusted net revenue	$6.748	$7.550 to $7.625	12% to 13%

Earnings Per Share:
GAAP diluted EPS	$1.95	$3.54 to $3.74	82% to 92%
Adjustments(2)	4.45	4.33
Adjusted diluted EPS	$6.40	$7.87 to $8.07	23% to 26%

(1)Represents adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefit to the company. Amounts also include adjustments to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses.

(2)Adjustments to 2020 GAAP diluted EPS include the removal of 1) software-related contract liability adjustments described above of $0.03, 2) acquisition related amortization expense of $3.20, 3) share-based compensation expense of $0.38, 4) acquisition and integration expense of $0.82, 5) other items, inclusive of employee termination benefits and other incremental charges directly related to COVID-19, of $0.13, 6) gain associated with the fair value of common shares received from the conversion of certain Visa Inc. preferred shares of $0.07, 7) equity method investment earnings from our interest in a private equity investment fund of $0.11, 8) loss associated with the partial sale of an ownership position in a strategic partner of $0.02 and 9) discrete tax items of $0.05. Adjustments to 2020 GAAP diluted EPS include the effect on noncontrolling interests and income taxes, as applicable.

NON-GAAP FINANCIAL MEASURES
Global Payments supplements revenues, income, operating income, operating margin and EPS determined in accordance with U.S. GAAP by providing these measures with certain adjustments (such measures being non-GAAP financial measures) in this document to assist with evaluating our performance. In addition to GAAP measures, management uses these non-GAAP financial measures to focus on the factors the company believes are pertinent to the daily management of our operations. Management believes adjusted net revenue more closely reflects the economic benefits to the company's core business and allows for better comparisons with industry peers. Management uses these non-GAAP financial measures, together with other metrics, to set goals for and measure the performance of the business and to determine incentive compensation. Adjusted net revenue, adjusted operating income, adjusted operating margin, adjusted net income and adjusted EPS should be considered in addition to, and not as substitutes for, revenues, operating income, net income and EPS determined in accordance with GAAP. The non-GAAP financial measures reflect management's judgment of particular items, and may not be comparable to similarly titled measures reported by other companies.

Adjusted net revenue excludes gross-up related payments associated with certain lines of business to reflect economic benefits to the company. On a GAAP basis, these payments are presented gross in both revenues and operating expenses. Adjusted operating income, adjusted net income and adjusted EPS exclude acquisition-related amortization expense, share-based compensation expense, acquisition and integration expense and certain other items, such as unusual, direct and discrete costs due to the global pandemic, specific to each reporting period as more fully described in the accompanying reconciliations in Schedules 6 and 7. Adjusted operating margin is derived by dividing adjusted operating income by adjusted net revenue. The tax rate used in determining the income tax impact of earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment.